Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into this      day of December, 2010, by and between Hudson Holding Corporation (the “Company”) and Anthony M. Sanfilippo (“Employee”).

WHEREAS, the parties hereto are parties to that certain Employment Agreement, dated as of October 12, 2009 (the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and as permitted in accordance with Internal Revenue Service Notice 2010-6.

NOW THEREFORE, in consideration of the mutual promises set forth herein, it is mutually agreed between the parties that the Employment Agreement shall be amended, effective as of October 12, 2009, as follows:

1. Subsection (a) and (b) of Section 12 and subsection (a)(i) and (a)(ii) of Section 13 are each hereby amended by adding the phrase, “Subject to the provisions of Section 26,” to the beginning of each such subsection.

2. Section 14 is hereby amended by adding the phrase, “Subject to the provisions of Section 26,” to the beginning of such section.

3. The Employment Agreement is hereby amended by adding the following new Section 26:

26. Section 409A. Each payment under this Agreement is intended to be exempt from or in compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Without limiting the generality of the foregoing, the term “termination of employment” or any similar term under the Agreement will be interpreted to mean “separation from service” within the meaning of Section 409A to the extent necessary to comply with Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Employee to incur any additional tax or interest under Section 409A and accompanying Treasury Regulations and guidance, the Company shall, after consulting with Employee, reform such provision to comply with Section 409A, to the extent permitted under Section 409A; provided, however, that the Company agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to Employee of the applicable provision without violating the provisions of Section 409A. Notwithstanding any provision to the contrary in this Agreement, if Employee has a termination of employment (other than by reason of death), is deemed on his date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and the Company is a public company, then the payments and benefits under this Agreement that are payable upon a termination of employment and subject to Section 409A shall be made or provided on the later of (A) the payment date set forth in this Agreement or (B) the date that is the earliest of (i) the expiration of the six-month period measured from the date of termination, or (ii) the date of Employee’s death, in either case without interest for such delay. To the extent any reimbursements or in-kind benefits provided to Employee pursuant to this Agreement are subject to Section 409A, including without limitation any health plan benefits subject to Section 409A or expenses paid or reimbursed pursuant to Section 7, then in accordance with Section 409A: (A) the amount of expenses eligible for reimbursement or in-kind benefits provided during Employee’s taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits provided in any other taxable year; (B) the reimbursement must be made on or before the last day of Employee’s taxable year following the taxable year in which the expense was incurred; and (C) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

4. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Employment Agreement shall continue in full force and effect.

This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

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Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

HUDSON HOLDING CORPORATION

By:

Name:

Title:

EMPLOYEE

Anthony M. Sanfilippo

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